SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

(e)

Equity Grants

On December 20, 2012 (the “Date of Award”), Derma Sciences, Inc. (the “Company”), in connection with the prior adoption by the Board of Directors of the Company (the “Board”) of a long-term retention incentive equity program, made a one-time grant of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) to each of its named executive officers (“NEOs”), under the Derma Sciences, Inc. 2012 Equity Incentive Plan (the “Plan”) for past services.

The NEOs were granted RSUs and PRSUs as follows: (i) Edward J. Quilty, Chairman, President and Chief Executive Officer, received 65,000 RSUs and 120,000 PRSUs; (ii) John E. Yetter, CPA, Vice President and Chief Financial Officer, received 30,000 RSUs and 60,000 PRSUs; (iii) Barry J. Wolfenson, Executive Vice President for Global Business Development and Marketing, received 35,000 RSUs and 75,000 PRSUs; (iv) Robert C. Cole, Executive Vice President for Sales, received 30,000 RSUs and 60,000 PRSUs; and (v) Frederic Eigner, Executive Vice President for Operations and General Manager of Derma Canada Inc. (“Derma Canada”), received 30,000 RSUs and 60,000 PRSUs. The RSUs will vest as to 25% of the RSUs granted on the first, second, third and fourth anniversaries of the Date of Award, so long as the NEO is employed by the Company on such dates.  Any unvested RSUs will vest immediately upon termination of the NEO without Cause (as defined in Plan) or upon a Change in Control of the Company while the NEO remains employed. Vesting of the PRSUs will be contingent upon achievement and maintenance, for any performance period, of sixty (60) consecutive trading days, of a closing price per share of common stock equal to or greater than one or more of the prices to be specified by the Compensation Committee of the Board (the “Committee”) within the first thirty (30) days of such performance period. In the event of a Change in Control, the performance objective will be determined by the Committee based upon the higher of (i) the per share of common stock consideration paid to shareholders of the Company in the Change in Control transaction, and (ii) the highest closing price per share of common stock maintained for any sixty (60) consecutive trading days during the period beginning on the Date of Award and ending on the date of the Change in Control. To the extent, if any, that the PRSUs are earned in accordance with the foregoing, such PRSUs shall vest on the third anniversary of the Date of Award (the “Vesting Date”), so long as the NEO remains employed with the Company on such date. Notwithstanding the foregoing, to the extent, if any, that the Committee determines that the stock price performance goal has been achieved while the NEO remains employed by with the Company, then the resulting PRSUs shall vest immediately if (i) the NEO dies; (ii) the Company terminates the NEO’s employment without Cause; or (iii) a Change in Control of the Company occurs while the NEO remains employed with the Company.

The foregoing grants were made pursuant to, and the descriptions thereof are qualified in their entirety by the Form of Restricted Share Unit Agreement (Executive Officer) and the Form of Performance-Based Restricted Share Unit Agreement (Executive Officer), as applicable, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Employment Agreement Amendments

On December 20, 2012, the Company entered into an amendment to each of its employment agreements with its NEOs in the United States, Mr. Quilty, Mr. Yetter, Mr. Wolfenson and Mr. Cole, and the Company and Derma Canada entered into an amendment with its NEO in Canada, Mr. Eigner (collectively, the “Amendments”). The Amendments revise each of the underlying employment agreements (the “Agreements”), previously disclosed by the Company, to eliminate the right of the NEO to resign after a “change in control” (as defined in the Agreements) of the Company and receive the severance provided for therein. Except for the foregoing, all other provisions of the Agreements remain unchanged.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are included with this report:

Exhibit No.	Description

10.1*	Form of Restricted Share Unit Agreement (Executive Officer)
10.2*	Form of Performance-Based Restricted Share Unit Agreement (Executive Officer)
10.3*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Edward J. Quilty
10.4*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and John E. Yetter, CPA
10.5*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Barry Wolfenson
10.6*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Robert C. Cole
10.7*	Amendment to Employment Agreement, dated December 20, 2012, between the Company, Derma Canada and Frederic Eigner

 * Management contract or compensatory plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer

Date:  December 21, 2012

EXHIBIT INDEX

Exhibit
Number	Description

10.1*	Form of Restricted Share Unit Agreement (Executive Officer)
10.2*	Form of Performance-Based Restricted Share Unit Agreement (Executive Officer)
10.3*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Edward J. Quilty
10.4*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and John E. Yetter, CPA
10.5*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Barry Wolfenson
10.6*	Amendment to Employment Agreement, dated December 20, 2012, between the Company and Robert C. Cole
10.7*	Amendment to Employment Agreement, dated December 20, 2012, between the Company, Derma Canada and Frederic Eigner

* Management contract or compensatory plan.